EXHIBIT A

                                   PROMISSORY NOTE


             Date of Issue:  as of ____________


      FOR VALUE RECEIVED, the undersigned, [Borrower], a ______________________ corporation ("Borrower"), hereby promises to pay to the order of [Lender], a ___________ corporation ("Lender"), $ __________ (the "Principal") and any interest accrued thereon, upon demand by the Lender at any time six months subsequent to the date on which the 10-1/4% Senior Discount Notes due 2004 (the "Senior Notes") of California Energy Company, Inc. that were issued pursuant to an Indenture dated as of March 24, 1994 between California Energy Company, Inc. and IBJ Schroder Bank and Trust Company shall have been repaid in full or such earlier date as may be permitted under the terms of such Indenture.

      Section 1                        Accrual and Payment of Interest
                                       under this Promissory Note

      (a) The Principal shall accrue interest from the date hereof at an annual rate (computed on the basis of a 360 day year) of ___% which, to the extent permitted by applicable law, shall be compounded semi-annually on each _____ and ______ and added to the Principal hereof.

      Section 2                        Subordination

      Payment of Principal of and interest on this Promissory Note shall be subordinated to the fullest extent permitted by applicable law to the prior payment in full of the principal of, premium, if any, and interest on any other indebtedness for money borrowed of the Borrower, to the extent that the same is thus due and owing whether at its stated maturity, upon acceleration or otherwise.

      Section 3                        Notices

      All notices required or permitted hereunder shall be given by telex where appropriate and confirmed in writing or by prepaid registered mail to the addresses of the parties set forth in this
Section 3 or to such other address as either party shall duly specify by written notice to the other.

      If to Borrower to:

      _______________________
      _______________________
      _______________________
      _______________________

      If to Lender to:

      _______________________
      _______________________
      _______________________
      _______________________


      Section 4                        No Waiver

      No failure or delay of either party hereto to exercise any power under this Promissory Note or to insist upon strict compliance by either party hereto of any obligations hereunder shall constitute a waiver of either party's rights to demand exact compliance with the terms hereof.

      Section 5                        Governing Law

      This Promissory Note is made under and in accordance with the laws of the ________________, and the rights of the parties in the construction and effect of each and every provision hereof shall be subject to the exclusive jurisdiction of and shall be construed and regulated according to the laws of
_____________________.


      [Borrower]


      By     ______________________
             Name:
             Title: